Exhibit 21

Subsidiaries

Name	State or other jurisdiction of incorporation or organization
American Finance Group, Inc.	Delaware
Arizona Financial Products, Inc.	Arizona
BBVA Compass Financial Corporation	Alabama
BBVA Compass Insurance Agency, Inc.	Texas
BBVA Securities Inc.	Delaware
BBVA Wealth Solutions, Inc.	Texas
Bellasera Holdings, LLC	Alabama
Capital Investment Counsel, Inc.	Colorado
CB FNB, LLC	Texas
CB Transport, Inc.	Alabama
Chelsea Commercial Holdings, LLC	Alabama
Compass Asset Acceptance Company, LLC	Delaware
Compass Auto Receivables Corporation	Delaware
Compass Bank	Alabama
Compass Capital Markets, Inc.	Alabama
Compass Custodial Services, Inc.	Nevada
Compass GP, Inc.	Delaware
Compass Insurance Trust	Delaware
Compass Investments, Inc.	Alabama
Compass Limited Partner, Inc.	Delaware
Compass Loan Holdings TRS, Inc.	Alabama
Compass Mortgage Corporation	Alabama
Compass Mortgage Financing, Inc.	Delaware
Compass Multistate Services Corporation	Alabama
Compass Southwest, L.P.	Delaware
Compass Texas Acquisition Corp.	Delaware
Compass Texas Mortgage Financing, Inc.	Delaware
Compass Trust II	Delaware
Compass Wealth Managers Company	Texas
FL-ORE P.I. Holdings 3, LLC	Florida
Guaranty Business Credit Corporation	Delaware
Guaranty Plus Holding Company	Nevada
Guaranty Plus Properties Inc. - 1	Delaware
Guaranty Plus Properties LLC - 2	Texas
Guaranty Plus Properties LLC - 3	Texas
Guaranty Plus Properties LLC - 4	Texas
Guaranty Plus Properties LLC - 5	Texas
Guaranty Plus Properties LLC - 6	Texas
Guaranty Plus Properties LLC - 7	Texas
Guaranty Plus Properties LLC - 8	Texas
Guaranty Plus Properties LLC - 9	Texas
Homeowners Loan Corporation	Delaware

Name	State or other jurisdiction of incorporation or organization
Human Resources Provider, Inc.	Alabama
Human Resources Support, Inc.	Delaware
Lee Branch Holdings, LLC	Alabama
Liquidity Advisors, L.P.	Delaware
Micro Spinal, LLC	Florida
Phoenix Loan Holdings, Inc.	Delaware
P.I. Holdings GPP, Inc.	Delaware
P.I. Holdings No. 1, Inc.	Texas
P.I. Holdings No. 3, Inc.	Texas
P.I. Holdings No. 4, Inc.	Texas
Pinnacle Lee Branch Holdings, LLC	Alabama
Port Arthur Abstract & Title Company	Texas
River Oaks Bank Building, Inc.	Texas
River Oaks Trust Corporation	Texas
Southeast Texas Title Company	Texas
State National Capital Trust I	Delaware
State National Statutory Trust II	Connecticut
Texas Loan Services, L.P.	Delaware
Texas Mezzanine Fund, Inc.	Texas
Texas Regional Statutory Trust I	Connecticut
TexasBanc Capital Trust I	Delaware
TMF Holding, Inc.	Delaware
Tucson Loan Holdings, Inc.	Delaware
TWOENC, Inc.	Texas
Velocity Residential, LLC	Tennessee
Velocity Residential II, LLC	Tennessee